UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 23, 2019

REZOLUTE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54495	27-3440894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Redwood Shores Pkwy, Suite 315, Redwood City, CA 94065
 (Address of Principal Executive Offices, and Zip Code)

650-206-4507
Registrant’s Telephone Number, Including Area Code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events

On October 23, 2019, Rezolute, Inc. (the “Company”) commenced its Special Meeting of Stockholders (the “Special Meeting”) as previously scheduled and adjourned the Special Meeting until October 28, 2019, at 3:00 p.m. (Pacific Time), due to the lack of quorum.  One of the Company’s significant stockholders missed the deadline to submit their vote electronically and due to the time zone difference between the United States and the Republic of Korea, this stockholder was  unable to attend the meeting at the scheduled time resulting in the lack of quorum. The Special Meeting was adjourned to allow the Company’s stockholders additional time to vote on the proposals to obtain a quorum.

The reconvened Special Meeting will be held virtually by visiting http://www.virtualshareholdermeeting.com/RZLT2019SM.  Stockholders who have already voted do not need to recast their votes. Proxies previously submitted in respect of the Special Meeting will be voted at the adjourned Special Meeting unless properly revoked. During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the proposals for the Special Meeting. The Company encourages all stockholders who have not yet voted to do so before October 27, 2019 at 11:59 p.m., (Pacific Time).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

DATE: October 23, 2019	By:	/s/ Keith Vendola
Keith Vendola Chief Financial Officer